UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ASTRONOVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

News Release

FOR IMMEDIATE RELEASE

AstroNova Made Good Faith Effort to Resolve Costly, Disruptive Proxy Contest in Collaborative and Amicable Manner

AstroNova’s Board made a good faith effort to come to a collaborative, amicable solution to end the ill-advised, misguided proxy contest that Samir Patel and Askeladden insist on perpetuating despite their claims to the contrary

Samir Patel violated the agreement that the content of the conversations between himself and AstroNova’s Lead Independent Director were confidential

Samir Patel failed to offer any proposal of settlement

Samir Patel exposed his lack of understanding regarding corporate governance

WEST WARWICK, R.I., June 26, 2025 — AstroNova, Inc. (Nasdaq: ALOT), a leading innovator in data visualization technology, noted the total failure on Samir Patel’s and Askeladden’s part to participate in efforts to come to a collaborative and amicable solution. Collaboration by definition suggests two parties working toward a common goal and Patel provided no contribution to the settlement discussions.

Samir Patel’s Breach of Trust

Samir Patel agreed with Richard S. Warzala, Lead Independent Director of AstroNova, that the content of their conversations would not be made public. He violated that confidence with his recent news release by publishing selected portions of the content of the conversations. The fact that the Company and Patel were agreeing to have discussions to find common ground was open to the public and, in fact, Patel publicly stated that he wished to engage with the Board to find a collaborative and amicable approach to settling this proxy context.

Samir Patel Fails to Offer Any Proposal

Samir claims to want an audience with the Board and an amicable resolution but failed to propose anything to that end.

Samir Patel Has Demonstrated No Understanding of Corporate Governance

Samir’s actions suggest that he has…

•	No appreciation of confidentiality

•	No appreciation of director fiduciary obligations to all shareholders

•	No understanding of the definition of an independent director

•

No understanding of SEC rules. He was offered a meeting with the AstroNova Board of Directors at his request, which was subject to him accepting standard insider trading restrictions as material non-public information would be discussed at the board meeting. His claims that this was an attempt by the Company to silence him demonstrates his failure to understand the implications of his request to meet with the Board

•	No understanding of the separation between a board of directors and management.

AstroNova’s Strategy to Drive Growth and Earnings Power

Samir has had only good things to say about AstroNova’s execution of its long-term Aerospace segment acquisition strategy. However, he appears not to credit the “niche-oriented strategy” in the Product Identification segment as having the potential to be similarly successful. That strategy focuses on entering and developing leadership positions in emerging and growing digital color direct-to-package and direct-to-media printing sectors in order to exploit its high-value position in those markets. The combination of the technology and products from MTEX and engineering expertise from AstroNova are driving this opportunity.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Made Good Faith Effort to Resolve Costly, Disruptive Proxy Contest in Collaborative and Amicable Manner

June 26, 2025

Instead of supporting the Company during the MTEX acquisition challenges, Samir chose to publicly make misleading statements, amplify the voices of competitors and spread harsh criticism and innuendo that were not conducive to improving shareholder value as he claims he is committed to do.

Strategy implementation requires a strong commitment and consistency in execution. Samir has clearly demonstrated he lacks an understanding of such requirements, which makes him unsuitable and unqualified to serve on AstroNova’s Board of Directors.

We urge Shareholders to Vote “FOR” AstroNova’s six highly qualified director nominees on the WHITE universal proxy card TODAY

We, the Board of Directors of AstroNova, Inc. (the “Company” or “AstroNova”), urge shareholders to protect their investment by voting the WHITE proxy card for only AstroNova’s six nominees and not the Samir Patel and Askeladden Capital Management LLC (“Askeladden”) nominees.

The 2025 Annual Meeting of Shareholders of AstroNova will be held at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts on Wednesday, July 9, 2025, and all shareholders of record as of the close of business on May 15, 2025, are entitled to vote at the meeting.

Shareholders with any questions about how to vote their shares may call the Company’s proxy solicitor, Alliance Advisors, toll-free at 1-844-202-6164.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes and services a broad range of products that acquire, store, analyze, and present data in multiple formats. Its strategy is to drive profitable growth through innovative new technologies, building its installed base to expand recurring revenue while strategically sourcing its replacement products.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Aerospace segment provides products designed for airborne printing solutions, avionics, and data acquisition. Aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Data acquisition systems are used in research and development, flight testing, missile and rocket telemetry, production monitoring, power, and maintenance applications.

For more information please visit: https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but rather reflect AstroNova’s current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning AstroNova’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond AstroNova’s control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to (i) the risk that our recent leadership and other changes in our Product Identification segment will not lead to the improved results we expect; and (ii) those factors set forth in AstroNova’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and subsequent filings AstroNova makes with the Securities and

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Made Good Faith Effort to Resolve Costly, Disruptive Proxy Contest in Collaborative and Amicable Manner

June 26, 2025

Exchange Commission. AstroNova undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Important Additional Information

In connection with its 2025 Annual Meeting of Shareholders, AstroNova has filed a definitive proxy statement with the SEC and caused it to be mailed, together with an annual report and proxy card, to each of our shareholders. The proxy statement and a copy of the other materials that we file with the SEC from time to time, including our Annual Report on Form 10-K, as amended, for the fiscal year ended January 31, 2025, may be obtained free of charge via the Internet at www.sec.gov and through the Investor Relations page of our corporate website, https://investors.astronovainc.com/investors/financial-reports/annual-reports-and-proxy/default.aspx. In addition, investors and security holders may obtain free copies of the proxy statement, the annual report and other proxy materials by directing a written request to ALOTproxy@allianceadvisors.com.

The proxy statement and other relevant materials we have made or will make available contain important information about the director nominees and the other matters to be voted upon by shareholders at the 2025 Annual Meeting of Shareholders. AstroNova urges shareholders to read the proxy statement, and any other relevant materials we make available, before making any decision with respect to the matters to be voted upon at the 2025 Annual Meeting of Shareholders, including the election of directors.

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Investor/Media Contact:
Deborah Pawlowski, IRC, Alliance Advisors Email: dpawlowski@allianceadvisors.com Phone: 716.843.3908

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000